(Northstar Technical Inc. Letterhead)


                     MEMO

TO:     Mark Small
FROM:   Don Vokey
DATE:   January 12, 2000

RE:     Comments for Inclusion in Registration Statemet Form SB-1

Dear Mark - We have filed with the U.S. Securities and Exchange Commission to have our company become a fully reporting company. We would like to use your quote as testimonial to the success we have experienced. Would you please indicate your willingness to do this by signing on the line below and faxing it back to us at 709-738-6443. Thanks for your generosity and if you have any questions please call me at our toll free number 877-738-6440.


"NETMIND is an invaluable piece of equipment on my boat. An average trip without NETMIND onboard would take 20 tows. With NETMIND, an average trip takes 14 tows OR LESS. The results are faster trips, fresher shrimp, and a substantial savings on fuel."

                                  - Mark Small, Owner, Patricia S -

I agree with the above statement and hereby give my permission for Northstar Electronics, Inc. to use it in their Registration Statement Form SB-1 to the U.S. Securities and Exchange Commission.


       /s/ Mark Small
       ---------------------
           Mark Small

                (Northstar Technical Inc. Letterhead)

                     MEMO

TO:     Lionel House
FROM:   Don Vokey
DATE:   January 12, 2000

RE:     Comments for Inclusion in Registration Statemet Form SB-1

Dear Lionel - We have filed with the U.S. Securities and Exchange Commission to have our company become a fully reporting company. We would like to use your quote as testimonial to the success we have experienced. Would you please indicate your willingness to do this by signing on the line below and faxing it back to us at 709-738-6443. Thanks for your generosity and if you have any questions please call me at our toll free number 877-738-6440.


"NETMIND is a wonderful system and very easy to use. Since we have had it on our vessel, the "Cape Fintose", we have improved our catch rate and significantly reduced trawl damage."

                                  - Lionel House, Owner, Cape Fintose -

I agree with the above statement and hereby give my permission for Northstar Electronics, Inc. to use it in their Registration Statement Form SB-1 to the U.S. Securities and Exchange Commission.


       /s/ Lionel House
       ---------------------
           Lionel House

                (Northstar Technical Inc. Letterhead)

                     MEMO

TO:     Dennis McCarthy
FROM:   Don Vokey
DATE:   January 12, 2000

RE:     Comments for Inclusion in Registration Statemet Form SB-1

Dear Dennis - We have filed with the U.S. Securities and Exchange Commission to have our company become a fully reporting company. We would like to use your quote as testimonial to the success we have experienced. Would you please indicate your willingness to do this by signing on the line below and faxing it back to us at 709-738-6443. Thanks for your generosity and if you have any questions please call me at our toll free number 877-738-6440.


"The NETMIND Trawl Management System is essential to the succuess of our modern fishery. Improved quality and the conservation of our fish stocks are two of the reasons why I purchased NETMIND. The system also enhances efficiency when towing and reduces gear damage. This results in larger catches and increased profits."

                        - Dennis McCarthy, Owner, Bacalieu Challenger II -

I agree with the above statement and hereby give my permission for Northstar Electronics, Inc. to use it in their Registration Statement Form SB-1 to the U.S. Securities and Exchange Commission.


       /s/ Dennis McCarthy
       ---------------------
           Dennis McCarthy

                (Northstar Technical Inc. Letterhead)

                     MEMO

TO:     Bill Winter
FROM:   Don Vokey
DATE:   January 12, 2000

RE:     Comments for Inclusion in Registration Statemet Form SB-1

Dear Bill - We have filed with the U.S. Securities and Exchange Commission to have our company become a fully reporting company. We would like to use your quote as testimonial to the success we have experienced. Would you please indicate your willingness to do this by signing on the line below and faxing it back to us at 709-738-6443. Thanks for your generosity and if you have any questions please call me at our toll free number 877-738-6440.


"I have nothing but the graetest respect for the staff at Northstar Technical. The performance of the NETMIND System has proven to be of the highest quality and I would most definitely recommend it to anyone. Since using NETMIND we have improved the quality of our product and increased our efficiency dramatically."

                                  - Bill Winter, Owner, Tri Con Commander -

I agree with the above statement and hereby give my permission for Northstar Electronics, Inc. to use it in their Registration Statement Form SB-1 to the U.S. Securities and Exchange Commission.


       /s/ William Winter
       ---------------------
           Bill Winter